[Cadwalader, Wickersham & Taft Letterhead]



                               November 17, 1998

Imperial Credit Commercial Mortgage
   Acceptance Corp.
11601 Wilshire Boulevard No. 2080
Los Angeles, California  90025

            Re:  Collateralized Mortgage Bonds

Gentlemen:

     We have acted as special counsel to Imperial Credit Commercial Mortgage Acceptance Corp. (the "Depositor") in connection with the Registration Statement on Form S-3 (File No. 333-61305) (as amended by pre-effective Amendment No. 2 thereto, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Prospectus describes Collateralized Mortgage Bonds ("Bonds") to be sold by the Depositor in one or more series (each, a "Series") of Bonds. Each Series of Bonds will be issued under a separate indenture (each, an "Indenture") between the Depositor or a trust formed by the Depositor (in either case, the "Issuer"), an indenture trustee (an "Indenture Trustee") and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series. The form of Indenture (an "Indenture") is filed as an exhibit to Depositor's Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

     In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, the Prospectus and the form of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission; (2) the Indenture and (3) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below. We express no opinion with respect to any Series of Bonds for which we do not act as counsel to the Depositor.

     Based on the foregoing, we are of the opinion that:

          1. When an Indenture for a Series of Bonds has been duly and validly authorized, executed and delivered by the Depositor, an Indenture Trustee and any other party thereto, such Indenture will constitute a valid and legally binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law.

          2. When an Indenture for a Series of Bonds has been duly and validly authorized, executed and delivered by the Issuer, an Indenture Trustee and any other party thereto, and the Bonds of such Series have been duly executed, authenticated, delivered and sold as contemplated in the
     Registration Statement, such Bonds will be legally and validly issued, fully paid and nonassessable obligations of the Issuer, enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be validly issued and outstanding and entitled to the benefits provided by the Indenture.

          3. The opinion appearing under the heading "Federal Income Tax Consequences" in the Prospectus as to the material federal income tax consequences to holders of Offered Bonds adequately and accurately sets forth all federal income tax consequences under existing law and subject to the qualifications and assumptions stated therein, and we adopt and confirm such opinion, subject to the qualifications and assumptions stated therein.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Federal Income Tax Consequences" in the Prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                Very truly yours,


                                /s/ Cadwalader, Wickersham & Taft